Exhibit 99.1

FIRE CONTROLS ELECTRICAL SYSTEMS INC.

FINANCIAL REPORT

June 30, 2007

FIRE CONTROLS ELECTRICAL SYSTEMS INC.

Financial Report

Table of Contents

Accountant’s Audit Report

Balance Sheet — as at June 30, 2007

Statement of Income (Loss)— for the year ended June 30, 2007.

Statement of Retained Earnings for the year ended June 30, 2007.

Statement of Cash Flows for the year ended June 30, 2007.

Notes to the Financial Statements

Schedule of Cost of Contracts and Factory Overhead

Schedule of Selling and Administrative Expenses

FREDERICK A RUCCI
CERTIFIED PUBLIC ACCOUNTANT

1108 MC BRIDE AVENUE	228 HIGHWAY 34
WEST PATERSON, NJ 07424-2511	MATAWAN, NJ 07747
TEL: 973-812-9025	TEL: 732-335-4800
FAX: 973-812-9030

November 12, 2007

Board of Directors
Fire Controls Electrical Systems Inc.
431-33 Pearl Street
North Plainfield, NJ

I have audited the accompanying balance sheet of Fire Controls Electrical Systems Inc. as of June 30, 2007 and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fire Controls Electrical Systems Inc. as of June 30, 2007, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Respectfully submitted,

Frederick A. Rucci CPA

FIRE CONTROLS ELECTRICAL SYSTEMS INC.
BALANCE SHEET
AS AT JUNE 30, 2007

ASSETS
CURRENT ASSETS:
CASH	$19,490
CONTRACT RECEIVABLES	$273,326
ALLOWANCE FOR BAD DEBITS	$(3,300)
INVENTORY	$137,072
PREPAID EXPENSES & OTHER CURRENT ASSETS	$9,209
TOTAL CURRENT ASSETS	$435,797
PROPERTY AND EQUIPMENT
EQUIPMENT	$129,071
VEHICLES	$234,310
FURNITURE & FIXTURES	$30,111
LEASEHOLD IMPROVEMENTS	$11,827
ACCUMULATED DEPRECIATION	$(373,068)
TOTAL PROPERTY & EQUIPMENT	$32,251
OTHER ASSETS
CASH SURRENDER VALUE-LIFE INSURANCE	$41,882
GOODWILL, NET OF AMORTIZATION	$26,667
SECURITY DEPOSITS	$2,925
DEFERRED TAX ASSET	$50,127
DEFERRED LOAN COSTS	$438
TOTAL OTHER ASSETS	$122,039
TOTAL ASSETS	$590,087

SEE ACCOUNTANTS REPORT AND NOTES TO THE FINANCIAL STATEMENTS

FIRE CONTROLS ELECTRICAL SYSTEMS INC.
BALANCE SHEET
AS AT JUNE 30, 2007

CURRENT LIABILITIES
CURRENT PORTION OF LONG TERM DEBT	$30,719
NOTES PAYABLE-LINES OF CREDIT	282,040
ACCOUNTS PAYABLE	153,110
ACCRUED EXPENSES & SUNDRY LIABILITIES	79,876
DEFERRED REVENUE	184,578
TOTAL CURRENT LIABILITIES	$730,323
OTHER LIABILITIES
LONG TERM DEBT-NET OF CURRENT PORTION	$13,611
DUE TO SHAREHOLDERS	10,700
TOTAL LIABILITIES	$24,311
STOCKHOLDER’S EQUITY
COMMON STOCK	$9,500
RETAINED EARNINGS	(159,047)
LESS: TREASURY STOCK	(15,000)
TOTAL STOCKHOLDER’S EQUITY	$(164,547)
TOTAL LIABILITIES & EQUITY	$590,087

SEE ACCOUNTANTS REPORT AND NOTES TO THE FINANCIAL STATEMENTS

FIRE CONTROLS ELECTRICAL INC.
STATEMENT OF INCOME (LOSS) AND RETAINED EARNINGS
FOR THE YEAR ENDED JUNE 30, 2007

	AMOUNT	PERCENT
CONTRACT & SERVICE REVENUES	$2,436,505	100.00%
COST OF CONTRACT & SERVICE REVENUE	$1,449,964	59.51%
GROSS PROFIT	$986,541	68.04%
OPERATING EXPENSES
SELLING EXPENSES	$301,864	12.39%
ADMINISTRATIVE EXPENSES	$1,018,677	41.81%
TOTAL OPERATING EXPENSES	$1,320,541	54.20%
INCOME (LOSS) FROM OPERATIONS	$(334,000)	-13.71%
OTHER INCOME	$2,802	0.12%
INCOME (LOSS) BEFORE INCOME TAXES	$(331,198)	-13.59%
PROVISION (CREDIT) FOR INCOME TAXES	$(42,242)	-1.73%
NET INCOME (LOSS)	$(288,956)	-11.86%
RETAINED EARNINGS-BEGINNING	$129,909
RETAINED EARNINGS-END	$(159,047)

SEE ACCOUNTANTS AUDIT REPORT & NOTES TO THE FINANCIAL STATEMENTS

FIRE CONTROLS ELECTRICAL SYSTEMS INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME (LOSS)	$(279,710)
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
DEPRECIATION AND AMORTIZATION EXPENSE	$31,186
DEFERRED TAX BENEFIT	$(42,610)
PROVISION FOR BAD DEBTS	$(2,700)
GAIN ON DISPOSITION OF ASSETS	$(2,802)
$(16,926)
CHANGES IN OPERATING ASSETS AND LIABILITIES
(INCREASE) DECREASE IN CONTRACT RECEIVABLES	$286,021
(INCREASE) DECREASE IN INVENTORY	$44,672
(INCREASE) DECREASE IN PREPAID EXP AND OTHER	$8,166
(INCREASE) DECREASE CASH SURRENDER VALUE OLI	$11,711
INCREASE (DECREASE) IN ACCTS PAYABLE	$(99,794)
INCREASE (DECREASE) IN ACCRUED EXPENSES PAYABLE	$(19,622)
INCREASE (DECREASE) IN DEFERRED REVENUE	-
$231,154
NET CASH USED BY OPERATING ACTIVITIES	$(65,482)
CASH FLOWS FROM INVESTING ACTIVITIES
DISPOSITION OF EQUIPMENT-NET	$10,950
PURCHASE OF EQUIPMENT-NET	(935)
$10,015
CASH FLOWS FROM FINANCING ACTIVITIES
PRINCIPAL PAYMENTS OF LONG TERM DEBT	$(45,867)
INCREASE (DECREASE)IN LINES OF CREDIT	70,000
TOTAL	$24,133
NET INCREASE ( DECREASE) IN CASH	$(31,334)
CASH - BEGINNING OF YEAR	$50,824
CASH - END OF YEAR	$19,490
SUPPLEMENTAL DISCLOSURE FOR CASH FLOW INFORMATION

SEE ACCOUNTANTS AUDIT REPORT AND NOTES TO THE FINANCIAL STATEMENTS

FIRE CONTROLS ELECTRICAL SYSTEMS INC
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2007

ORGANIZATION

The company is a New Jersey Corporation formed in 1981. Principal business activities consist of the sale, installation, design and servicing of fire alarm systems and other related life safety equipment.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING METHOD

The accrual method of accounting is used for financial statement reporting and income tax reporting purposes.

ACCOUNTS RECEIVABLE

Accounts receivable is reviewed monthly by management. A bad debt allowance is provided based on management’s review of outstanding accounts receivable at the end of each year. The allowance for doubtful accounts at June 30, 2007 was $3,300. The allowance for bad debts is only used for financial reporting purposes and not deducted or credited on the company’s income tax returns.

INVENTORIES

Inventories are stated at the lower of cost or market on a first in, first out basis. The company reduces the value or eliminates the value of inventory for slow moving products. The inventory at June 30, 2007 was not observed by the auditor, however, other procedures was used to test the reasonableness of the inventory valuation used by management for reporting purposes at June 30, 2007.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Depreciation is provided on the straight line and declining balance methods for financial reporting purposes at rates based on the useful lives of the assets. The accelerated cost recovery system and modified accelerated cost recovery system is used for income tax purposes. Maintenance and repairs are charged to expenses as incurred. Costs of major replacements and renewals are capitalized. Depreciation for the year ended June 30, 2007 was $27,012.

LIFE INSURANCE POLICIES

The company owns a few life insurance policies on the lives of the officers. Cash value accumulating on these policies amounts to $41,882 at June 30, 2007. The policies were terminated in July of 2007 and the company received a check in the amount of $41,882 for full value.

PREPAID EXPENSES AND OTHER CURRENT ASSETS

Details of prepaid expenses and other current assets are as follows:

Prepaid Insurance	$5,035
Current portion of deferred loan costs	174
Prepaid federal income taxes	4,000
Total	$9,209

DEFERRED LOAN COSTS

Certain costs incurred to obtain the loan arrangement with PNC bank have been capitalized and are being amortized over the term of the loan. The balance at June 30, 2007 was $438.

NOTES PAYABLE AND LINE OF CREDIT

PNC BANK

PNC bank has provided the company with a $300,000 line of credit. Interest is calculated at 1% over prime. The line of credit has been extended until October 31, 2007. It is secured by company inventory, receivables, unencumbered equipment and personal guarantees of the shareholders.

The company has an outstanding installment loan with PNC bank. The monthly installments are $1,633 plus interest at 5.75%. The note matures in November 2008 and is secured by inventory, receivables, unencumbered equipment and the personal guarantees of the shareholders. The balance at June 30, 2007 was $27,769.

AUTO LOANS

GMAC Financial Credit

The company has an outstanding auto loan which is payable $575 monthly. The interest rate is 4.1% and is secured by the vehicle. The balance at June 30, 2007 is $8,934.

Chase Bank Auto Loan

The company has an outstanding auto loan which is payable $410 monthly. The interest rate is 8.25% and is secured by the vehicle. The balance at June 30, 2007 is $7,627.

ACCRUED EXPENSES AND SUNDRY LIABILITIES

An analysis of accrued expenses at June 30, 2007 follows:

Payroll taxes and sales taxes	$17,971
Payroll	28,080
Rent	22,100
Professional Fees	5,010
Pension plan contributions	1,734
Other accrued expenses	4,981
Total accrued at June 30, 2007	$79,876

RETIREMENT PLAN

The company has and established profit sharing plan 401(k) for its employees. Employees are eligible to participate after one year of service and attaining age 21. Under the plan, the company matches 25% of the participant’s deferral, up to the first 6% of base wages deferred by the participant. At the discretion of management, the company may also contribute additional amounts to the plan. All company contributions vest over a five year period. Retirement plan expense totaled $9,565 for the year ended June 30, 2007.

INCOME TAXES

Current Tax Provision

The result for the year ending June 30, 2007 was a tax operating loss of approximately $303,000. Accordingly, no provision for current year federal income tax expense was provided. However, a provision for New Jersey corporation income tax was provided in the amount of $2,000.

Federal Income Tax Receivable

During the year ending June 30, 2007, the company has a tax operating loss of approximately $303,000. The federal income tax laws provide for a carry back of taxable operating losses which will result in a tax refund to the company of approximately $24,500. New Jersey Corporation tax laws does not provide for a carry back of operating losses and accordingly, a New Jersey Corporation Income Tax receivable was not recorded.

Deferred Tax Asset

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different tax reporting periods. Deferred taxes are classified as current and non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non current depending on the periods in which the timing differences are expected to reverse. Deferred tax assets are recognized primarily from operating loss carryforwards and differences between book and tax depreciation. Federal income tax loss carryforwards, approximately $160,000 at June 30, 2007 are available to reduce the tax liability on annual income tax profits of the company each subsequent year until the year 2027. New Jersey tax loss carryforwards from the year ending June 30, 2007 may be carryforward to receive an annual tax benefit until the year 2010.

Deferred Revenue

Fire Controls Electrical Systems Inc. provided monthly, quarterly, semi-annual and annual security system maintenance contracts to its commercial and industrial customers. The contract will provide required maintenance reviews of the security system, as well as necessary repairs, required by local and state laws.

In addition, Fire Controls Electrical Systems Inc. provides security system monitoring on a monthly, quarterly, semi-annual and annual basis.

As of June 30, 2007, the amount of billed maintenance contracts and security system monitoring for periods ending or covered after June 30, 2007 were as follows:

Maintenance Services:	$136,756
Monitoring services:	47,822
Total	$184,578

COMMITMENTS AND CONTINGENCIES

OFFICE RENT

The company has a five year lease operating lease agreement for premises owned primarily by the principal shareholder. The current lease calls for a minimum annual rent of $33,096. The agreement expires January 31, 2008. The company also leases an additional parking site owned by the shareholders. Total rent expense charged to operations amounted to $52,534 for the year ended June 30, 2007.

DUE TO SHAREHOLDERS

Periodically, the shareholders have made loans to the company. The loans are unsecured and not represented by a formal note agreement.

FIRE CONTROLS ELECTRICAL INC.
SCHEDULE OF COST OF CONTRACTS AND FACTORY OVERHEAD
FOR THE YEAR ENDED JUNE 30, 2007

	AMOUNT	PERCENT
COST OF CONTRACTS AND SERVICES
BEGINNING INVENTORY	$181,744	7.51%
MATERIALS AND PARTS	$575,538	23.79%
FACTORY OVERHEAD	$829,754	34.30%
LESS: ENDING INVENTORY	$(137,072)	-5.67%
COST OF CONTRACTS AND SERVICES	$1,449,964	59.94%
FACTORY OVERHEAD
SALARIES-SERVICE	$545,968	22.57%
PAYROL TAXES	$44,247	1.83%
EMPLOYEE BENEFITS	$14,899	0.62%
DEPRECIATION	$10,273	0.42%
AUTO EXPENSES	$3,410	0.14%
INSURANCE AND PERMITS	$17,375	0.72%
PARTS AND SUPPLIES	$1,141	0.05%
SHIPPING EXPENSE	$3,103	0.13%
CONTRACT MONOTORING	$33,887	1.40%
OUTSIDE LABOR	$155,451	6.43%
TOTAL FACTORY OVERHEAD	$829,754	34.30%

SEE ACCOUNTANTS AUDIT REPORT AND NOTES TO THE FINANCIAL STATEMENTS

FIRE CONTROLS ELECTRICAL INC.
SCHEDULE OF SELLING AND ADMINISTRATIVE EXPENSES
FOR THE YEAR ENDED JUNE 30, 2007

	AMOUNT	PERCENT
SELLING EXPENSES
SALES SALARIES	$163,818	6.77%
PAYROLL TAXES	12,950	0.54%
EMPLOYEE BENEFITS	12,656	0.52%
AUTO & RELATED EXPENSE	75,078	3.10%
REPAIRS & MAINTENANCE	19,937	0.82%
SELLING EXPENSES	8,181	0.34%
DEPRECIATION	9,244	0.38%
TOTAL	$301,864	12.48%
ADMINISTRATIVE EXPENSES
OFFICER SALARIES	$274,847	11.36%
OFFICE SALARIES	364,940	15.09%
PAYROLL TAXES	50,723	2.10%
EMPLOYEE BENEFITS	27,737	1.15%
INSURANCE	79,536	3.29%
RENT	52,534	2.17%
UTILITIES	7,391	0.31%
BUILDING REPAIRS & MAINTENANCE	2,878	0.12%
LEASED EQUIPMENT	7,342	0.30%
TELEPHONE	25,949	1.07%
AUTO EXPENSES	5,532	0.23%
OFFICE EXPENSES & SUPPLIES	9,141	0.38%
PROFESSIONAL FEES	18,841	0.78%
OUTSIDE SERVICES	10,797	0.45%
DUES & SUBSCRIPTIONS	7,335	0.30%
INTEREST & BANK FEES	38,115	1.58%
MISCELLANEOUS EXPENSE	6,033	0.25%
OFFICERS LIFE INSURANCE EXPENSE	12,005	0.50%
RETIREMENT PLAN EXPENSE	9,565	0.40%
BAD DEBT EXPENSE (BENEFIT)	(4,233)	-0.18%
DEPRECIATION & AMORTIZATION	11,669	0.48%
TOTAL	$1,018,677	42.11%

SEE ACCOUNTANTS AUDIT REPORT AND NOTES TO THE FINANCIAL STATEMENTS